Exhibit 99.1

AgeX Therapeutics Reports Fourth Quarter and Annual 2018 Financial Results and Provides Business Update

  Ends 2018 with triad of innovative cell therapy technologies: UniverCyte™ for immune tolerance, PureStem® for cell derivation and manufacturing, and HyStem® for cell delivery
  Potential to generate any human cell type with clinical and commercial friendly characteristics of hypoimmunogenicity, low COGS and availability off-the-shelf
  Juvenescence increased ownership by paying BioTime, Inc. $43.2M to become largest shareholder
  Became public company with common stock traded on the NYSE American under ticker “AGE”
  Board and management strengthened with seasoned professionals in financing, R&D and cell therapies
  Secured almost $10M from sale of a non-core asset, equity financing and NIH Grant

ALAMEDA, Calif.--(BUSINESS WIRE)--April 1, 2019--AgeX Therapeutics, Inc. (“AgeX”: NYSE American: AGE), a biotechnology company focused on developing and commercializing innovative cellular and regenerative therapeutics for diseases of old age, reported financial and operating results for the fourth quarter and year ended December 31, 2018.

“2018 has been a transformative year for AgeX. We became a public company, listed on the NYSE American, and made progress toward becoming a leader in the cell therapy and longevity sectors,” said Michael D. West, Ph.D., Chief Executive Officer. “One highlight was that we acquired an immune tolerance technology, UniverCyte™, with the potential to produce hypoimmunogenic cells for new therapies. Considering the number of high-profile publications and deals in this space, we would expect this platform to hold us in good stead for both our current product development programs and the potential for third party collaborations. We think this technology could help us deliver nearer and longer term value to our stockholders.”

“AgeX has both exciting cell- and iTR™-based platforms. Using UniverCyte™ in combination with our pluripotent stem cell-based PureStem® cell derivation and manufacturing technology, we aim to generate universal, off-the-shelf cells for therapeutic products with reduced COGS,” said Greg Bailey, M.D., Chairman of the AgeX Board of Directors. “Our goal is to overcome key industry barriers to successful development and commercialization of cellular therapies, including immune rejection, high manufacturing costs, and a service-based business model.”

Additional Recent Highlights

  Secured $5M strategic investment from Juvenescence in June 2018.
  Received approximately $3.2M from the sale of Ascendance Biotechnology, a non-core asset.
  Received $4.5M from the exercise of warrants in March 2019.
  Secured $386,000 in non-dilutive funding in the form of a grant award from the National Institutes of Health.
  Made progress in moving our preclinical cellular and iTR™ programs forward, as reflected in part by our papers published in peer-reviewed scientific journals: Stem Cell Research & Therapy, related to our brown adipose tissue cell therapy program AGEX-BAT1 for metabolic disorders such as Type II Diabetes and obesity, and Oncotarget, identifying genes implicated in tissue regeneration and cancer, in support of our iTR™ program
  Appointed seasoned biotech investor Gregory Bailey, M.D., as Chairman of the Board. Dr. Bailey is the CEO of Juvenescence, AgeX’s largest shareholder, and was an initial financier and board member of Medivation, Inc. which went public and later was acquired by Pfizer for $14.3Bn.
  Appointed experienced life science thought leader, Dr. Annalisa Jenkins, to the Board. Dr. Jenkins previously served as President and CEO of Dimension Therapeutics, a leading gene therapy company, and had prior global R&D leadership roles at Merck Serono and Bristol Myers-Squibb.
  Appointed John F. Mauldin to the Board, a well-known financial writer, publisher, and New York Times best-selling author. Mr. Mauldin appears regularly on CNBC, Yahoo Tech Ticker, and Bloomberg TV. Mr. Mauldin serves as Chairman of Mauldin Economics, an investment newsletter and information publishing firm.
  Appointed Dr. Nafees Malik, a specialist in the strategy, execution and commercialization of cell therapies as Chief Operating Officer. Dr. Malik also serves as the Head of Cellular Therapy at Juvenescence. His prior roles have spanned clinical medicine, healthcare investment banking and biopharmaceutical companies.

Balance Sheet Highlights

Cash and cash equivalents totaled $6.7 million as of December 31, 2018. AgeX strengthened its balance sheet by $4.5 million in proceeds from warrant exercises in March 2019.

Fourth Quarter and Annual 2018 Operating Results

Revenues: Total Revenues for the fourth quarter of 2018 were $0.3 million as compared to $0.5 million in the comparable quarter in 2017. Total revenues for the year ended 2018 were $1.4 million, relatively unchanged as compared to 2017. AgeX revenues were primarily generated by its subsidiary LifeMap Sciences, Inc. as subscription and advertising revenues from its GeneCards® online database.

Operating expenses: Operating expenses for the three months ended December 31, 2018, were $3.5 million, as reported, which was comprised of $2.9 million for AgeX and $0.6 million for LifeMap Sciences, and were $2.5 million, as adjusted, comprised of $2.0 million for AgeX and $0.5 million for LifeMap Sciences.

Operating expenses for 2018 were $12.3 million, as reported, which was comprised of $10.0 million for AgeX and $2.3 million for LifeMap Sciences, and were $9.5 million, as adjusted, comprised of $7.6 million for AgeX and $1.9 million for LifeMap Sciences.

The reconciliation between GAAP and non-GAAP operating expenses is provided in the financial tables included with this earnings release.

R&D Expenses: R&D expenses for the year ended December 31, 2018 were $6.6 million, compared to $5.8 million for 2017. The increase was mainly attributable to an increase in our R&D spending in our PureStem progenitor cell lines, brown adipose fat, iTR technology programs and a nonrecurring expense of $800,000 to acquire certain in-process R&D.

G&A Expenses: General and administrative expenses for the three months ended December 31, 2018 increased by $1.3 million to $2.0 million as compared to $0.7 million in 2017. General and administrative expenses for the year ended December 31, 2018 increased by $1.7 million to $5.6 million as compared to $3.9 million in 2017. The increases were mainly attributable to financial reporting, compliance, legal and other expenses incurred in becoming a public company, and increase in non-cash stock-based compensation expense due to increased stock option grants.

Other Income, net: We received approximately $3.2 million and recognized a gain on sale of our ownership interest in Ascendance Biotechnology, Inc. when that company was acquired by a third party in 2018.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX is developing its core product pipeline for use in the clinic to extend human healthspan, and is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms.

For more information, please visit www.agexinc.com or connect with the company on Twitter, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s Annual Report on Form 10-K filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,707	$7,375
Accounts and grants receivable, net	131	107
Prepaid expenses and other current assets	1,015	111
Total current assets	7,853	7,593

Equipment and furniture, net	90	129
Deposits and other long-term assets	19	35
Intangible assets, net	2,709	1,874
TOTAL ASSETS	$10,671	$9,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,416	$768
Related party payables to BioTime and Juvenescence	82	210
Deferred revenues	317	180
Other current liabilities	625	154
TOTAL LIABILITIES	2,440	1,312

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of December 31, 2018 and 2017	-	-
Common shares, $0.0001 par value, 100,000 shares authorized; 35,830 and 33,750 shares issued and outstanding as of December 31, 2018 and 2017, respectively	4	3
Additional paid-in capital	81,499	73,761
Accumulated other comprehensive income (loss)	(2)	68
Accumulated deficit	(74,054)	(66,552)
AgeX Therapeutics, Inc. stockholders’ equity	7,447	7,280
Noncontrolling interest	784	1,039
Total stockholders’ equity	8,231	8,319
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,671	$9,631

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES:
Subscription and advertisement revenues	$282	$455	$1,227	$1,399
Service and other revenues	11	3	149	5
Grant revenues	20	-	20	-
Total revenues	313	458	1,396	1,404

Cost of sales	(180)	(54)	(364)	(168)

Gross profit	133	404	1,032	1,236

OPERATING EXPENSES:
Research and development	(1,523)	(1,267)	(5,830)	(5,784)
Acquired in-proces research and development	-	-	(800)	-
General and administrative	(1,968)	(695)	(5,647)	(3,869)
Total operating expenses	(3,491)	(1,962)	(12,277)	(9,653)
Gain on sale of assets	-	-	-	1,754
Loss from operations	(3,358)	(1,558)	(11,245)	(6,663)

OTHER INCOME/(EXPENSES):
Interest income (expense), net	32	16	116	(12)
Gain on sale of equity method investment in Ascendance	-	-	3,215	-
Other income (expense), net	52	(2)	183	38
Total other income, net	84	14	3,514	26

NET LOSS	(3,274)	(1,544)	(7,731)	(6,637)

Net loss attributable to noncontrolling interest	88	37	229	57

NET LOSS ATTRIBUTABLE TO AGEX	$(3,186)	$(1,507)	$(7,502)	$(6,580)

NET LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.09)	$(0.04)	$(0.21)	$(0.21)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	35,830	33,750	34,914	30,644

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(7,502)	$(6,580)
Net loss attributable to noncontrolling interest	(229)	(57)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	(3,215)	-
Acquired in-process research and development	800	-
Depreciation expense	58	165
Amortization of intangible assets	477	517
Amortization of deferred license fees	-	17
Gain on sale of assets	-	(1,754)
Stock-based compensation	1,285	114
Stock-based compensation allocated from BioTime	184	411
Subsidiary stock-based compensation	4	227
Bad debt expense	-	(121)
Foreign currency remeasurement (gain) and other	(68)	-
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(24)	322
Prepaid expenses and other current assets	(293)	10
Accounts payable and accrued liabilities	648	267
Related party payable to BioTime	(128)	-
Deferred revenues	137	(84)
Other	(129)	261
Net cash used in operating activities	(7,995)	(6,285)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	3,215	-
Purchase of in-process research and development	(1,872)	-
Purchase of equipment and other assets	(21)	(1)
Removal of cash upon deconsolidation of LifeMap Solutions	-	(3)
Security deposit received and other, net	5	9
Net cash provided by investing activities	1,327	5

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from BioTime	-	1,971
Advances from BioTime	-	1,304
Proceeds from sale of common shares	5,000	10,000
Proceeds from sale of warrants	1,000	-
Net cash provided by financing activities	6,000	13,275

Effect of exchange rate changes on cash and cash equivalents	-	121

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(668)	7,116
CASH AND CASH EQUIVALENTS:
Beginning of year	7,375	259
End of year	$6,707	$7,375

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ADJUSTED OPERATING EXPENSES

	Amounts In Thousands
	For the Three Months Ended December 31, 2018 (unaudited)	For the Year Ended December 31, 2018
GAAP Operating Expenses - as reported	$3,491	$12,277
Stock-based compensation expense (1)	(797)	(1,473)
Depreciation and amortization expense (1)	(150)	(535)
Acquired in-process research and development expense (2)	-	(800)
Non-GAAP Operating Expenses, as adjusted	$2,544	$9,469

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (3)	$2,897	$9,946
LifeMap Sciences, Inc. and subsidiary (4)	594	2,331
GAAP Operating Expenses - by entity	$3,491	$12,277

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$2,066	$7,589
LifeMap Sciences, Inc. and subsidiary	478	1,880
Non-GAAP Operating Expenses - as adjusted, by entity	$2,544	$9,469

(1)	Noncash charges
(2)	AgeX acquired certain in-process research and development in March 2018, considered to be a nonrecurring item.
(3)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(4)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

CONTACT:
Media Contact for AgeX:
Bill Douglass
Gotham Communications, LLC
bill@gothamcomm.com
(646) 504-0890